As filed with the Securities and Exchange Commission on July 16, 1996

                                                 Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                         PROVIDENT AMERICAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Pennsylvania                                  23-2214195
  -------------------------------            -----------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                                2500 DeKalb Pike
                         Norristown, Pennsylvania 19404
                                 (610) 279-2500
                --------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              --------------------

             Alvin H. Clemens, Chairman and Chief Executive Officer
                         Provident American Corporation
                                2500 DeKalb Pike
                         Norristown, Pennsylvania 19404
                                 (610) 279-2500

                              --------------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                    Copy to:
                          Frederick W. Dreher, Esquire
                            Duane, Morris & Heckscher
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                              --------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                              --------------------

                                          CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                           Proposed                  Proposed
  Title of securities          Amount to be            maximum offering          maximum aggregate             Amount of
   to be registered             registered              price per share           offering price           registration fee

- --------------------------------------------------------------------------------------------------------------------------------

Common Stock,                 883,937 shares               $9.00 (1)              $7,955,433 (1)                $2,744
$.10 par value
================================================================================================================================

(1) Pursuant to paragraph (c) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $9.00 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq Small-Cap Market System on July 12, 1996.

                              --------------------

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                 883,937 Shares

                         PROVIDENT AMERICAN CORPORATION
                                  Common Stock
                                ($.10 par value)

                              --------------------


         This Prospectus relates to 883,937 shares of Common Stock (the "Shares"), $.10 par value, of Provident American Corporation (the "Company") that were acquired by certain stockholders of the Company (the "Selling Stockholders") in private transactions. See "Selling Stockholders." The Shares represent approximately 9.1% of the outstanding shares of Common Stock of the Company. Some or all of the Shares to which this Prospectus relates may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, at public or private sale at prevailing market prices, prices related to prevailing market prices, negotiated prices or fixed prices (and, in the case of sales through brokers, upon payment of normal brokerage commissions). The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Selling Stockholders.

         The Common Stock of the Company is quoted on the Nasdaq Small-Cap Market System under the symbol "PAMC." The last reported sale price of the Common Stock on the Nasdaq Small-Cap Market System on July 15, 1996 was $9.25 per share.

                              --------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

         No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.

         Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

         Unless the context otherwise requires, the term "Company" refers to Provident American Corporation and its subsidiaries.

                              --------------------

                  The date of this Prospectus is July 16, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information and the Registration Statement of which this Prospectus is a part can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is quoted on the Nasdaq Small-Cap Market System. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission in Washington, D.C. a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities covered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

                              --------------------

         The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Such requests should be addressed to: Anthony Verdi, Chief Financial Officer, Provident American Corporation, 2500 DeKalb Pike, Norristown, Pennsylvania, 19404 (telephone 610-279-2500).

                                   THE COMPANY

         The Company is a Pennsylvania corporation which was organized in 1982 and is regulated as an insurance holding company by the states in which its principal insurance subsidiary, Provident Indemnity Life Insurance Company ("PILIC"), a Pennsylvania stock life insurance company, is licensed. Effective as of March 29, 1996, PILIC acquired all of the issued and outstanding stock of Union Benefit Life Insurance Company, a Pennsylvania stock life insurance company ("UBLIC"). The Company's business activities are conducted by PILIC, Montgomery Management Corporation ("Montgomery"), a Pennsylvania corporation which conducts business as a life and health insurance agency and managing general underwriter, PAMCO Realty Co., Inc. ("PAMCO Realty"), a Delaware corporation which owns certain real property, and Passages Advance Planning Agency, Inc., a Pennsylvania corporation which contracts with licensees and trains and manages insurance agents engaged in the sale of final expense and pre-need life insurance policies, all of which are wholly-owned by the Company, except that UBLIC, PAMCO Realty and Montgomery are wholly owned by PILIC.

         PILIC markets and underwrites group life and accident and health coverage as well as individual life insurance policies through captive agents and independent agents and brokers. PILIC's major line of combined group life and health business is written through several discretionary group trusts and association groups. Employers may select benefit packages consisting of life insurance, including dependent life, accidental death and dismemberment, and combinations of comprehensive major medical, weekly income, diagnostic lab and x-ray, maternity, home health care, hospice care, accident, prescription drug, dental and vision care benefits. Long-term disability and deposit product lines include: whole life, single premium whole life, limited payment whole life and annuities, and waiver of premium, accelerated death benefits, premium/retirement deposit fund riders and accidental death and dismemberment riders.

         PILIC is licensed to transact life insurance and accident and health insurance business in the following 27 jurisdictions: Alabama, Alaska, Arizona, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, Ohio, Oklahoma, Pennsylvania, South Carolina, Texas, Utah, Virginia, West Virginia, the District of Columbia and the Virgin Islands. In addition, PILIC writes life insurance in 20 additional jurisdictions pursuant to one or more reinsurance agreements.

         UBLIC is currently licensed to sell life and accident and health insurance in 41 jurisdictions. UBLIC does not transact any business at the present time.

         The Company's principal executive offices are located at 2500 DeKalb Pike, Norristown, Pennsylvania 19404 and its telephone number is (610) 279-2500.

                              SELLING STOCKHOLDERS

         The shares of the Company's Common Stock covered by this Prospectus (the "Shares") are, or may be, offered by the Selling Stockholders. The Selling Stockholders are Richard E. Field, Arthur Ivey, Saul Rose, UBL Financial Corporation and MidAmerica Enterprises, Inc.

         Except as described below, none of the Selling Shareholders is now, nor has been, an officer, director or employee of the Company nor has had a material relationship with the Company in the three years immediately preceding the date of this Prospectus.

         Dr. Saul Rose served as Medical Director of the Company from September 1, 1991 to May 1, 1996. In addition, Medical Resources, Ltd. ("Medical Resources"), a business providing health care cost containment services for which Dr. Rose serves as President and of which Dr. Rose, together with his wife Joan Rose, own all of the issued and outstanding shares of capital stock, provides pre-certification and utilization review services to PILIC in exchange for customary fees.

         The following table sets forth the number of shares of the Company's Common Stock owned by the Selling Stockholders prior to the offering made under this Prospectus, the number of shares to be offered for the account of each and the number of shares and percentage of the outstanding shares of the Company's Common Stock to be beneficially owned by the Selling Shareholder upon the sale of the Shares:

                                                                                       Common Stock To Be
                                                                                      Beneficially Owned If
                                      Common Stock                                     All Shares That May
                                   Beneficially Owned                                 Be Offered Hereunder
                                     On June 14, 1996                                       Are Sold
                                --------------------------                          ----------------------------
                                               Percentage          Shares That                       Percentage
                                                    of               May Be                              of
                                Number of      Outstanding           Offered         Number of       Outstanding
Name                              Shares          Shares            Hereunder         Shares            Shares
- ----                            ---------      -----------         -----------       ---------       -----------

Richard E. Field                 457,500          4.7%               457,500           -0-               -0-

Arthur Ivey                      152,500          1.6%               152,500           -0-               -0-

Saul Rose                        123,937(1)       1.3%               123,937           -0-               -0-

MidAmerica Enterprises, Inc.      50,000          0.5%                50,000           -0-               -0-

UBL Financial Corporation        100,000          1.0%               100,000           -0-               -0-


- --------------------

(1)  All of these shares are owned jointly by Dr. Rose and his wife, Joan Rose.


                              PLAN OF DISTRIBUTION

         The Company has been advised that the distribution of the Shares by the Selling Stockholders or by pledgees, donees or transferees of or other successors in interest to the Selling Stockholders, may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Small-Cap Market System or such other exchange or market in which the Common Stock may from time to time be trading, in negotiated transactions or in a combination of any such transactions. The identity of such pledgees, donees, or transferees of or other successors in interest to the Selling Stockholders will be disclosed in a supplement to this prospectus. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, including purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of Shares for whom such broker-dealers may act as agents (which discounts or commissions from the Selling Stockholders or such purchasers, if in excess of those customary for the types of transactions involved, will be disclosed in a supplement to this prospectus). The Selling Stockholders, any broker or dealer selling Shares for the Selling Stockholders or purchasing such Shares from the Selling Stockholders for purposes of resale may be deemed to be an "underwriter" under the Securities Act, and any compensation received by any such broker or dealer may be deemed underwriting discounts and commissions under the Exchange Act.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Selling Stockholders.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Commission are incorporated by reference herein:

         (a) Annual Report on Form 10-K for the year ended December 31, 1995, filed by the Company pursuant to Section 13(a) of the Exchange Act.

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed by the Company pursuant to Section 13(a) of the Exchange Act.

         (c) Current Reports on Form 8-K dated April 18, 1996 and May 20, 1996, filed by the Company pursuant to Section 13(a) of the Exchange Act.

         (d) The description of the Company's Common Stock set forth in the Company's Form S-1 Registration Statement No. 33-5884.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the Shares covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  LEGAL MATTERS

         The validity of the issuance of the Shares offered hereby has been passed upon for the Company by Duane, Morris & Heckscher, Philadelphia, Pennsylvania.

                                     EXPERTS

         The consolidated financial statements and financial statement schedules of the Company at December 31, 1995 and 1994, and for each of the three years then ended, incorporated by reference into this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in its report thereon, which report is also incorporated by reference herein, and are included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

Registration fee.................................................        $2,744
Legal fees and expenses..........................................        $5,000*
Accountants' fees and expenses...................................        $5,000*
Miscellaneous....................................................          $256*
                                                                        -------
         Total...................................................       $13,000*
                                                                        =======
- ------------------
*  Estimated

         The Company will bear all of the foregoing expenses.


Item 15.  Indemnification of Directors and Officers.

         As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law (the "BCL"), which applies to the Company, the Company's By-laws provide for indemnification of directors and officers for all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such person in any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative or through arbitration, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification provided in the Company's By-laws includes the right to have the expenses incurred by such person in defending any proceeding paid by the Company in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced without interest if it is ultimately determined that such person is not entitled to be indemnified under the Company's By-laws or otherwise. Indemnification under such provisions continues as to a person who has ceased to be a director or officer of the Company and inures to the benefit of his or her heirs, executors and administrators. The By-laws for the Company also avail directors of the Pennsylvania law limiting directors' liability for monetary damages for any action taken or any failure to take any action to those cases where they have breached their fiduciary duty under the BCL and such breach constitutes self-dealing, willful misconduct or recklessness, provided, however, that this limitation does not apply to the responsibilities or liabilities of a director pursuant to any criminal statute, or to the liabilities of a director for payment of taxes pursuant to local, Pennsylvania or federal law.

Item 16.  Exhibits.

   4.1 Specimen Certificate of Common Stock of the Company (incorporated herein by reference to Exhibit No. (4)(A) filed under the Company's Form S-1 Registration Statement No. 33-5884).

   4.2 Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit (3)(A) filed under the Company's Form 10 Registration Statement No. 0-13591 and to Exhibit (C)(2) to the Company's Form 8-K Report dated December 29, 1989).

   4.3   By-laws of the Company (incorporated herein by reference to Exhibit
         (3)(B) filed under the Company's Form 10 Registration Statement
         No. 0-13591).

   5.1   Opinion of Duane, Morris & Heckscher.

  23.1 Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5.1).

  23.2   Consent of Coopers & Lybrand L.L.P.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment is a new registration statement of the securities offered, and the offering of the securities at that time to be deemed the initial bona fide offering thereof; and

         (c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norristown, Pennsylvania on July 12, 1996.

                                      PROVIDENT AMERICAN CORPORATION

                                      By: /s/ Alvin H. Clemens
                                         -------------------------------------
                                         Alvin H. Clemens,
                                         Chairman of the Board, President
                                         and Chief Executive Officer

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Alvin H. Clemens and Anthony R. Verdi and each or any of them, as his or her true attorneys-in-fact and agents, with full power of substitution, for him or her, and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          Signature                                Title                                 Date
          ---------                                -----                                 ----

/s/ Alvin H. Clemens                    President, Chief Executive Officer            July 12, 1996
- -----------------------------            and Chairman of the Board
Alvin H. Clemens

/s/ Anthony R. Verdi                    Chief Financial Officer                       July 12, 1996
- -----------------------------
Anthony R. Verdi

/s/ Michael F. Beausang, Jr.            General Counsel, Secretary                    July 12, 1996
- -----------------------------           and Director
Michael F. Beausang, Jr.

/s/ John A. Muller, III                 Chief Operating Officer                       July 12, 1996
- -----------------------------
John A. Muller, III

- -----------------------------           Director
Valerie C. Clemens

- ------------------------------          Director
Harold M. Davis


/s/ John T. Gillin                      Director                                      July 12, 1996
- ------------------------------
John T. Gillin

- ------------------------------          Director
George W. Karr, Jr.

/s/ P. Glenn Moyer                      Director                                      June 26, 1996
- ------------------------------
P. Glenn Moyer

/s/ Steven H. Rosner                    Director                                      July 12, 1996
- ------------------------------
Steven H. Rosner


                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)

 Exhibit No.                 Exhibit                                                                  Page

     4.1        Specimen Certificate of Common Stock of the Company (incorporated herein by reference to Exhibit No. (4)(A) filed under the Company's Form S-1
                Registration Statement No. 33-5884).

     4.2        Articles of Incorporation of the Company, as amended
               (incorporated herein by reference to Exhibit (3)(A) filed under the Company's Form 10 Registration Statement No. 0-13591 and to
                Exhibit (C)(2) to the Company's Form 8-K Report dated December
                29, 1989).

     4.3        By-laws of the Company (incorporated herein by reference to Exhibit (3)(B)
                filed under the Company's Form 10 Registration Statement No. 0-13591).

     5.1        Opinion of Duane, Morris & Heckscher.

    23.1        Consent of Duane, Morris & Heckscher (included in their opinion filed as
                Exhibit 5.1).

    23.2        Consent of Coopers & Lybrand L.L.P.
